Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 10, 2016, relating to the consolidated financial statements and internal controls ofManitex International, Inc. for the three years ended December 31, 2015, in this Registration Statement on Form S-3. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ UHY LLP
Sterling Heights, Michigan September 26, 2016